Exhibit 10.5

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

JOINT AMENDMENT NO. 2 TO THE SERIES 2017-VF1 REPURCHASE AGREEMENT AND AMENDMENT NO. 5 TO THE PRICING SIDE LETTER

This Joint Amendment No. 2 to the Series 2017-VF1 Repurchase Agreement (as defined below) and Amendment No. 5 to the Pricing Side Letter (as defined below), is entered into as of August 9, 2021 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as administrative agent (the “Administrative Agent”), CREDIT SUISSE AG, Cayman Islands Branch, as a buyer (“CSCIB” or “CSCIB Buyer”), CITIBANK, N.A., as a buyer (“Citibank” or “Citibank Buyer” and together with CSCIB Buyer, “Buyers”), PENNYMAC CORP., as seller (“PMC” or the “Seller”), and PENNYMAC MORTGAGE INVESTMENT TRUST, as guarantor (the “VFN Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the Buyers and the Seller are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of June 29, 2018 (as amended by Amendment No. 1, dated August 4, 2020, this Amendment, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-VF1 Repurchase Agreement”) and the related Second Amended and Restated Pricing Side Letter, dated as of June 29, 2018 (as amended by Amendment No. 1, dated as of June 25, 2020, Amendment No. 2, dated August 4, 2020, Amendment No. 3, dated March 31, 2021, Amendment No. 4, dated August 2, 2021, and this Amendment, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”);

WHEREAS, the Administrative Agent, the Buyers, the Seller and the VFN Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter be amended to reflect the certain agreed upon revisions to the terms of the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter;

WHEREAS, the VFN Guarantor is party to that certain Amended and Restated Guaranty, dated as of June 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “VFN Repo Guaranty”), by the VFN Guarantor in favor of Buyers;

WHEREAS, as a condition precedent to amending the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter, Buyers have required the VFN Guarantor to ratify and affirm the VFN Repo Guaranty on the date hereof;

WHEREAS, PMT Issuer Trust – FMSR, as issuer (the “Issuer”), Citibank, as indenture trustee, calculation agent, paying agent and securities intermediary, PMC, as administrator (in such capacity, the “Administrator”) and as servicer (in such capacity, the

“Servicer”), and the Administrative Agent are parties to that certain Indenture, dated as of December 20, 2017 (as amended by Amendment No. 1, dated as of April 25, 2018, Amendment No. 2, dated as of July 31, 2020, Amendment No. 3, dated as of October 20, 2020, Amendment No. 4, dated as of March 30, 2021, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture”), the provisions of which are incorporated, as modified by that certain Series 2017-VF1 Indenture Supplement, dated as of December 20, 2017 (as amended by Amendment No. 1, dated as of June 29, 2018, Amendment No. 2, dated as of August 4, 2020, Amendment No. 3, dated as of August 9, 2021, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-VF1 Indenture Supplement,” and together with the Base Indenture, the “Indenture”), among the Issuer, Citibank, the Servicer, the Administrator and the Administrative Agent;

WHEREAS, pursuant to Section 10.3(e)(iii) of the Base Indenture, so long as any Note is Outstanding and until all obligations have been paid in full, PMC shall not consent to any amendment, modification or waiver of any term or condition of any Transaction Document, without the prior written consent of the Administrative Agent; and

WHEREAS, the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter are Transaction Documents.

NOW THEREFORE, the Administrative Agent, the Buyers, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter are hereby amended as follows:

SECTION 1.Amendment to the Series 2017-VF1 Repurchase Agreement.

(a)Section 1.1 of the Series 2017-VF1 Repurchase Agreement is hereby amended by deleting the definition of “Base Rate” in its entirety and replacing it with the following:

“Base Rate” has the meaning assigned to such term in the Pricing Side Letter.

SECTION 2.Amendments to the Pricing Side Letter.

(a)Section 1 of the Pricing Side Letter is hereby amended by deleting Section 1.21 in its entirety and replacing it with the following:

“Termination Date” means the earliest of (a) March 31, 2023; (b) the Obligations having become immediately due and payable pursuant to Section 7.03 of the Repurchase Agreement; (c) upon termination of the Indenture; and (d) at each Buyer’s or Seller’s option pursuant to Section 2.15 of the Repurchase Agreement.

(b)Section 1 of the Pricing Side Letter is hereby amended by adding the below listed definitions to Section 1 thereof in proper alphabetical order as follows:

“Base Rate” means the greater of (a) the Benchmark or (b) [*****]%.

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“Benchmark” means, with respect to any Price Differential Period, initially, the Benchmark Rate for a one-month period, if such rate is available; provided, that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the Benchmark Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Rate.

“Benchmark Determination Date” means, for each Price Differential Payment Date and the related Price Differential Period means (1) if the Benchmark is LIBOR, the second (2nd) London Banking Day prior to the commencement of such Price Differential Period, and (2) if the Benchmark is not LIBOR, the date determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes for each Price Differential Payment Date and the related Price Differential Period.

“Benchmark Rate” means, with respect to any Price Differential Period with respect to which Price Differential is to be calculated by reference to the “Benchmark Rate,” (a) the LIBOR Index Rate for a one-month period, if such rate is available, (b) in the event that LIBOR and LIBOR Index Rate are phased out, and a new benchmark intended as a replacement for LIBOR and LIBOR Index Rate is established or administered by the Financial Conduct Authority or ICE Benchmark Administration or other comparable authority, and such new benchmark with a one-month maturity is readily available through Bloomberg or a comparable medium, then the Administrative Agent shall utilize such new benchmark with a one-month maturity for all purposes hereof in place of the LIBOR Index Rate, and (c) if the LIBOR Index Rate cannot be determined or has been phased out and no new benchmark under clause (b) has been established, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) London Banking Days before the beginning of such one-month period by three (3) or more major banks in the interbank Eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Repurchase Price on which the “Benchmark Rate” is being calculated.

“Benchmark Reference Time” means, with respect to any determination of the Benchmark, (i) if the Benchmark is the Benchmark Rate, 11:00 a.m. (London time) on the second (2nd) London Banking Day prior to the commencement of such Price Differential Period and (ii) if the Benchmark is not the Benchmark Rate, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes for each Price Differential Payment Date and the related Price Differential Period.

“Benchmark Replacement” means the first applicable alternative set forth in the order below that can be determined by the Administrative Agent as of the applicable Benchmark Replacement Date:

(1)the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

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(2)the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(5)the sum of: (a) the alternate rate of interest that has been selected by the Administrative Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated securitizations at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first applicable alternative set forth in the order below that can be determined by the Administrative Agent as of the applicable Benchmark Replacement Date:

(1)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated securitization transactions at such time, and as reasonably necessary such that the parties are similarly situated to the period prior to the replacement of the LIBOR Index Rate.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Price Differential Period,” timing and frequency of determining rates and making payments of interest, changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the Price Differential Period and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with any industry-accepted market practice for similar U.S. dollar denominated securitization transactions at such time, in each case as notified prior to such Benchmark Replacement Conforming Changes to the Buyers and the Seller, which such changes shall automatically become effective without further action on behalf of any party.

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“Benchmark Replacement Date” means:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event” either (a) the date of the public statement or publication of information referenced therein or (b) if later, and the Benchmark is the LIBOR Index Rate, then the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark;

(2)with respect to clause (3) of the definition of “Benchmark Transition Event” the first date of the public statement or publication of information. Note that if the Administrative Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Benchmark Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement shall replace the then-current Benchmark for all purposes with respect to the Notes in respect of such determination on such date and all determinations on all subsequent dates. However, if the initial Benchmark Replacement is any rate other than Term SOFR and the Administrative Agent later determines that Term SOFR can be determined, then a Benchmark Transition Event shall be deemed to have occurred and Term SOFR shall become the new Unadjusted Benchmark Replacement and shall, together with a new Benchmark Replacement Adjustment for Term SOFR, replace the then-current Benchmark on the next Benchmark Determination Date for Term SOFR; or

(3)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the Early Opt-in Election by Administrative Agent and Seller.

For the avoidance of doubt, if the event giving rise to the applicable Benchmark Replacement Date occurs on the same day as, but earlier than, the Benchmark Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Benchmark Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that the administrator has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that,

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at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Price Differential Period or compounded in advance) being established by the Administrative Agent in accordance with:

(1)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Administrative Agent giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated securitization transactions at such time.

“Corresponding Tenor” means one month.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Buyers, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Buyers, written notice of objection to such Early Opt-in Election from Buyers comprising the Required Buyers.

“Early Opt-in Election” means the occurrence of the following:

(1)a determination by Administrative Agent that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such credit facilities are identified in the notice to Seller described in clause (2) below and are publicly available for review), and

(2)the election by Administrative Agent to trigger a fallback from LIBOR Rate and the provision by Administrative Agent of written notice of such election to the Buyers.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

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“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

(c)The Pricing Side Letter is hereby amended by adding the following as a new section after Section 4 and by renumbering subsequent sections accordingly:

Section 5.Benchmark Provisions. The Administrative Agent, Buyers and Seller hereby agree to negotiate in good faith with the other parties hereto in connection with mutually acceptable amendments to this Pricing Side Letter to revise the definitions of “Benchmark”, “Benchmark Replacement” and related terms hereto.

SECTION 3.Reaffirmation of VFN Repo Guaranty. The VFN Guarantor hereby (i) ratifies and affirms all of the terms, covenants, conditions and obligations of the VFN Repo Guaranty and (ii) acknowledges and agrees that such VFN Repo Guaranty is and shall continue to be in full force and effect.

SECTION 4.Conditions Precedent.  This Amendment shall become effective as of the date hereof upon receipt of this Amendment by the Administrative Agent on behalf of the

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Buyers, executed and delivered by the duly authorized officers of the Administrative Agent, the Buyers, the Seller and the VFN Guarantor.

SECTION 5.Representations and Warranties.  The Seller hereby represents and warrants to the Administrative Agent and the Buyers that it is in compliance with all the terms and provisions set forth in the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Article III of the Series 2017-VF1 Repurchase Agreement.

SECTION 6.Limited Effect.  Except as expressly amended and modified by this Amendment, the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  The parties agree that this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention.

SECTION 8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES FOLLOW.]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE
CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Buyer

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Authorized Signatory

By:	/s/ Margaret D. Dellafera
Name:	Margaret D. Dellafera
Title:	Authorized Signatory

CITIBANK, N.A., as a Buyer

By:	/s/ Arunthathi Theivakumaran
Name:	Arunthathi Theivakumaran
Title:	Vice President

PENNYMAC CORP., as Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

PENNYMAC MORTGAGE INVESTMENT
TRUST, as VFN Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer